Exhibit 99.1

  NEWS RELEASE

Comdisco Announces Distribution to Contingent Distribution Rights
Holders and Reallocation of Reserve to Contingent Distribution Rights Holders

Rosemont, IL - September 5, 2008 - Comdisco Holding Company, Inc. (OTC: CDCO) announced today that its Board of Directors has approved a cash payment of $0.00602 per right on its contingent distribution rights (OTC: CDCOR), payable on September 25, 2008 to contingent distribution rights holders of record on September 15, 2008.  This distribution relates to the August 14, 2008 supplemental distribution of excess funds from the Disputed Claims Reserve to general unsecured creditors with allowed claims.

Comdisco Holding Company, Inc. also announced today that its Board of Directors has approved a reallocation of $0.02250 (inclusive of all accrued interest) per right on its contingent distribution rights (OTC: CDCOR), payable on September 25, 2008 to contingent distribution rights holders of record on September 15, 2008.  This reallocation relates to cash balances formerly held in reserve for the Disputed Interests Reserve.

As of August 14, 2008, Comdisco Holding Company, Inc. had approximately 148.4 million contingent distribution rights outstanding.  BNY Mellon Shareowner Services will serve as paying agent for the distributions.

Contingent Distribution Rights
Comdisco Holding Company, Inc.’s plan of reorganization entitles holders of the company’s contingent distribution rights to share at increasing percentages in proceeds realized from its assets after the minimum percentage recovery threshold was achieved in May 2003. The amount due to contingent distribution rights holders was historically based on the amount and timing of distributions made to former creditors of the company’s predecessor, Comdisco, Inc., and the resolution of Disputed Claims in the bankruptcy estate of Comdisco, Inc. and was impacted by the value received from the orderly sale or run-off of Comdisco Holding Company, Inc.’s assets and the recoveries, if any, from lawsuits filed by the litigation trustee.  As of August 14, 2008, all Disputed Claims have been resolved and the Disputed Claims Reserve is no longer required by the company’s plan of reorganization.  Ongoing, the amount due to contingent distribution rights holders will be impacted by the value received from the orderly sale or run-off of Comdisco Holding Company, Inc.’s assets and the recoveries, if any, from lawsuits filed by the litigation trustee.  Comdisco Holding Company, Inc. is continuing the orderly sale of its remaining assets.  Potential recoveries related to lawsuits filed by the litigation trustee are not reasonably estimable at this time.

About Comdisco
Comdisco emerged from chapter 11 bankruptcy proceedings on August 12, 2002. The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Pursuant to Comdisco’s plan of reorganization and restrictions contained in its certificate of incorporation, Comdisco is specifically prohibited from engaging in any business activities inconsistent with its limited business purpose. Accordingly, within the next few years, it is anticipated that Comdisco will have reduced all of its assets to cash and made distributions of all available cash to holders of its common stock and contingent distribution rights in the manner and priorities set forth in the

Plan. At that point, the company will cease operations and no further distributions will be made. The company filed on August 12, 2004 a Certificate of Dissolution with the Secretary of State of the State of Delaware to formally extinguish Comdisco Holding Company, Inc.’s corporate existence with the State of Delaware except for the purpose of completing the wind-down contemplated by the Plan.

Safe Harbor
The foregoing contains forward-looking statements regarding Comdisco. They reflect the company’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases ''expect,'' ''estimate,'' and ''anticipate'' and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the company’s SEC reports, including, but not limited to, the reports on Form 10-K for the fiscal year ended September 30, 2007 and Forms 10-Q for the fiscal quarters ended December 31, 2007, March 31, 2008 and June 30, 2008, respectively. Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:
Mary Moster 312-565-3900 mcmoster@comdisco.com
Contacts:
Mary Moster 312-565-3900 mcmoster@comdisco.com